     As filed with the Securities and Exchange Commission on June 11, 2001
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ______________________

                         WATCHGUARD TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                       Delaware                                                    91-1712427
(State or Other Jurisdiction of Incorporation or Organization)        (I.R.S. Employer Identification No.)

                       505 Fifth Avenue South, Suite 500
                          Seattle, Washington  98104
         (Address of Principal Executive Offices, Including Zip Code)

                         WATCHGUARD TECHNOLOGIES, INC.
                            2000 STOCK OPTION PLAN
                           (Full Title of the Plan)

                             CHRISTOPHER G. SLATT
         President, Chief Executive Officer and Chairman of the Board
                         WatchGuard Technologies, Inc.
                       505 Fifth Avenue South, Suite 500
                          Seattle, Washington  98104
                                (206) 521-8340
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                            ______________________

                                   Copy to:

                               STEPHEN M. GRAHAM
                                 ALAN C. SMITH
                      Orrick, Herrington & Sutcliffe LLP
                         719 Second Avenue, Suite 900
                          Seattle, Washington 98104
                            ______________________

                                                  CALCULATION OF REGISTRATION FEE
    ================================================================================================================================
                                                                                               Proposed Maximum
                   Title of Securities          Number to Be           Proposed Maximum       Aggregate Offering     Amount of
                    to Be Registered            Registered(1)      Offering Price Per Share          Price        Registration Fee
    --------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.001 par value per         1,806,400 shares          $13.37(2)              $24,151,568            $6,038
     share, representing granted but
     unexercised options under 2000 Stock
     Option Plan
    --------------------------------------------------------------------------------------------------------------------------------
     Common Stock, $.001 par value per         3,193,600 shares           $6.06(3)              $19,353,216            $4,839
     share, authorized but not granted
     under 2000 Stock Option Plan
    --------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement shall also cover any additional shares of common stock that may become issuable under the 2000 Stock Option Plan as a result of any future stock split, stock dividend, recapitalization or similar adjustment effected without the receipt of consideration that results in an increase in the number of outstanding shares of the registrant's common stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the calculation of the registration fee is based on the weighted average exercise price of $13.37 per share as to outstanding but unexercised options to purchase an aggregate of 1,806,400 shares of the common stock granted under the 2000 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based on the average of the high and low sales price of a share of the registrant's common stock as reported on the Nasdaq National Market on June 5, 2001.

                     REGISTRATION OF ADDITIONAL SECURITIES

     This registration statement on Form S-8 is being filed by the registrant for the purpose of registering an additional 5,000,000 shares of common stock, par value $.001 per share, to be issued pursuant to the WatchGuard Technologies, Inc. 2000 Stock Option Plan, as amended January 9, 2001 (the "Plan"). A registration statement on Form S-8 relating to the Plan is effective. Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference into this registration statement the contents of the registration statement on Form S-8 (No. 333-43562, filed August 11, 2000) relating to the Plan.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

   Exhibit
   Number                                 Description
-------------  -----------------------------------------------------------------
     5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

    10.1 WatchGuard Technologies, Inc. 2000 Stock Option Plan, as amended January 9, 2001 (incorporated by reference to Exhibit 10.1 to the registrant's quarterly report on Form 10-Q for the period ended March 31, 2001, filed on May 15, 2001)

    23.1       Consent of Ernst & Young LLP, independent auditors

    23.2       Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 5.1)

    24.1       Power of Attorney (included on signature page)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on this 11th day of June, 2001.

                                  WATCHGUARD TECHNOLOGIES, INC.


                                  By: /s/ Christopher G. Slatt
                                     ----------------------------------------
                                  Christopher G. Slatt
                                  President, Chief Executive Officer and
                                  Chairman of the Board


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Christopher G. Slatt and Michael E. McConnell, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on this 11th day of June, 2001.


              Signature                                   Title
              ---------                                   -----

      /s/ Christopher G. Slatt               President, Chief Executive Officer
_______________________________________      and Chairman of the Board
          Christopher G. Slatt               (Principal Executive Officer)

        /s/ Michael E. McConnell             Senior Vice President of Finance,
_______________________________________      Chief Financial Officer and
          Michael E. McConnell               Treasurer (Principal Financial and
                                             Accounting Officer)

                                             Director
_______________________________________
            Stuart J. Ellman

         /s/ Michael R. Hallman              Director
_______________________________________
           Michael R. Hallman

          /s/ Steven N. Moore                Director
_______________________________________
            Steven N. Moore

        /s/ Andrew W. Verhalen               Director
_______________________________________
           Andrew W. Verhalen

        /s/ Charles P. Waite, Jr.            Director
_______________________________________
         Charles P. Waite, Jr.

                               INDEX TO EXHIBITS

    Exhibit
    Number                              Description
-------------- -----------------------------------------------------------------

      5.1 Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the common stock being registered

     10.1 WatchGuard Technologies, Inc. 2000 Stock Option Plan, as amended January 9, 2001 (incorporated by reference to Exhibit 10.1 to the registrant's quarterly report on Form 10-Q for the period ended March 31, 2001, filed on May 15, 2001)

     23.1      Consent of Ernst & Young LLP, independent auditors

     23.2      Consent of Orrick, Herrington & Sutcliffe LLP (included in
               Exhibit 5.1)

     24.1      Power of Attorney (included on signature page)